Exhibit 99.1

Chimera Investment Corporation Reports EPS for the 2nd Quarter 2014 of $0.10 Per Share and Book Value of $3.35 Per Share

NEW YORK--(BUSINESS WIRE)--August 11, 2014--Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the quarter ended June 30, 2014.

Financial Performance and Key Metrics

The Company reported net income for the quarter ended June 30, 2014 of $105 million or $0.10 per average share compared to $100 million or $0.10 per average share and $143 million or $0.14 per average share for the quarters ended March 31, 2014 and June 30, 2013 respectively. Net income for the six months ended June 30, 2014 was $205 million or $0.20 per average share as compared to net income for the six months ended June 30, 2013 of $223 million or $0.22 per average share.

GAAP book value was $3.35 per share, an increase of 2% from March 31, 2014 and an increase of 3% from December 31, 2013. Economic book value was $3.09 per share, an increase of 2% from March 31, 2014 and an increase of 10% from December 31, 2013. Book value increases reflect the favorable market fundamentals for both Agency and Non-Agency RMBS during the second quarter of 2014.

During the quarter ended June 30, 2014, the Company purchased $6 billion of Agency RMBS and deconsolidated portions of a re-securitization. The re-securitization transaction yielded a $48 million gain for GAAP reporting and approximately $25 million on a tax basis. For the quarter, the company purchased $52 million of Non-Agency RMBS and sold $38 million, bringing year to date Non-Agency RMBS purchases to $189 million and sales to $51 million. Year to date purchases of Non-Agency RMBS have been primarily focused on Non-Agency senior positions and sales have been focused on senior Interest Only positions.

The Company declared a common stock dividend of $0.09 per share for the quarter ended June 30, 2014 and announced the continuation of a $0.09 dividend for the third and fourth quarter of 2014. The annualized dividend yield on the Company’s common stock for the quarter ended June 30, 2014, based on the June 30, 2014 closing price of $3.19, was 11.3%.

For the quarter ended June 30, 2014, the yield on average interest earning assets was 7.84% and the annualized cost of average borrowed funds, including the net interest payments on interest rate swaps, was 2.92% for a net interest spread of 4.92% and net interest rate margin of 5.93%. For the six months ended June 30, 2014, the yield on average interest earning assets was 8.25% and the annualized cost of average borrowed funds, including the net interest payments on interest rate swaps, was 3.16% for a net interest spread of 5.09% and interest rate margin of 6.28%.

Leverage was 2.6:1 and recourse leverage was 2.4:1 as of June 30, 2014 compared to 0.9:1 of leverage and 0.5:1 of recourse leverage as of March 31, 2014 and 1.0:1 of leverage and 0.5:1 of recourse leverage as of December 31, 2013.

Other Information

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. The Company is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

Conference Call

The Company will hold the second quarter 2014 earnings conference call on Tuesday, August 12, 2014, at 10:00 a.m. EDT. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls and the pass code is 0155047. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the pass code is 10049861. The replay is available for one week after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the email distribution list, please visit www.chimerareit.com, click on Email Alerts, complete the email notification form and click the Submit button. For further information, please contact Investor Relations at 1-866-315-9930 or visit www.chimerareit.com.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	For the Quarter Ended		For the Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net Interest Income:
Interest income	$49,056	$33,629	$84,512	$62,696
Interest expense	(3,504)	(1,629)	(5,230)	(3,462)

Interest income, Assets of consolidated VIEs	85,262	93,936	170,473	190,664
Interest expense, Non-recourse liabilities of consolidated VIEs	(17,176)	(24,982)	(37,875)	(51,978)
Net interest income (expense)	113,638	100,954	211,880	197,920
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(3,813)	-	(4,213)	-
Portion of loss recognized in other comprehensive income (loss)	(1,534)	-	(2,668)	(6,163)
Net other-than-temporary credit impairment losses	(5,347)	-	(6,881)	(6,163)

Other gains (losses):
Net unrealized gains (losses) on derivatives	(22,497)	13,178	(24,695)	18,580
Net realized gains (losses) on derivatives	(19,792)	(5,391)	(25,540)	(10,921)
Net gains (losses) on derivatives	(42,289)	7,787	(50,235)	7,659
Net unrealized gains (losses) on interest-only RMBS	5,791	(12,974)	20,801	(13,987)
Net realized gains (losses) on sales of investments	(4,339)	54,117	4,038	54,123
Gain of deconsolidation	47,846	-	47,846	-
Loss on Extinguishment of Debt	-	-	(2,184)	-
Total other gains (losses)	7,009	48,930	20,266	47,795
Net investment income (loss)	115,300	149,884	225,265	239,552

Other expenses:
Management fees	6,271	6,498	12,492	12,947
Expense recoveries from Manager	(2,164)	(3,315)	(2,845)	(5,170)
Net management fees	4,107	3,183	9,647	7,777
Provision for loan losses, net	214	(1,703)	533	(1,279)
General and administrative expenses	6,210	5,197	9,946	10,044
Total other expenses	10,531	6,677	20,126	16,542
Income (loss) before income taxes	104,769	143,207	205,139	223,010
Income taxes	-	-	2	2
Net income (loss)	$104,769	$143,207	$205,137	$223,008

Net income (loss) per share available to common shareholders:
Basic	$0.10	$0.14	$0.20	$0.22
Diluted	$0.10	$0.14	$0.20	$0.22

Weighted average number of common shares outstanding:
Basic	1,027,208,949	1,027,066,041	1,027,235,633	1,027,052,341
Diluted	1,027,534,449	1,027,593,441	1,027,561,456	1,027,594,472

Dividends declared per share of common stock	$0.09	$0.09	$0.18	$0.18

Comprehensive income (loss):
Net income (loss)	$104,769	$143,207	$205,137	$223,008
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	100,647	(22,582)	138,150	95,012
Reclassification adjustment for net losses included in net income (loss) for other-than- temporary credit impairment losses	5,347	-	6,881	6,163
Reclassification adjustment for net realized losses (gains) included in net income (loss)	37	(54,117)	(8,340)	(54,123)
Reclassification adjustment for gain on deconsolidation included in net income	(47,846)	-	(47,846)	-
Other comprehensive income (loss)	58,185	(76,699)	88,845	47,052
Comprehensive income (loss)	$162,954	$66,508	$293,982	$270,060

The following tables provide a summary of the Company’s RMBS portfolio at June 30, 2014 and December 31, 2013.

	June 30, 2014
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency Mortgage-Backed Securities
Senior	$317,544	$68.72	$72.58	1.9%	5.0%
Senior, interest only	$5,605,322	$4.51	$3.93	1.6%	12.4%
Subordinated	$807,222	$42.33	$60.15	3.0%	13.1%
Subordinated, interest only	$266,766	$5.01	$5.85	1.1%	11.7%
RMBS transferred to consolidated variable interest entities	$3,471,222	$54.02	$78.99	4.6%	16.9%
Agency Mortgage-Backed Securities
Pass-through	$7,522,103	$104.98	$106.56	3.9%	3.1%
Interest-only	$219,301	$18.82	$17.61	3.3%	4.8%

(1) Bond Equivalent Yield at period end.

	December 31, 2013
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency Mortgage-Backed Securities
Senior	$128,217	$69.27	$69.95	1.4%	5.9%
Senior, interest only	$5,742,781	$4.93	$3.99	1.4%	17.2%
Subordinated	$830,632	$40.96	$55.09	2.9%	13.5%
Subordinated, interest only	$274,462	$5.34	$6.04	1.7%	9.0%
RMBS transferred to consolidated variable interest entities	$3,912,376	$54.17	$77.82	4.7%	15.8%
Agency Mortgage-Backed Securities
Pass-through	$1,898,131	$104.52	$105.24	3.6%	3.3%
Interest-only	$247,344	$17.69	$17.30	3.2%	5.3%

(1) Bond Equivalent Yield at period end.

At June 30, 2014 and December 31, 2013, the repurchase agreements collateralized by RMBS had the following remaining maturities.

	June 30, 2014	December 31, 2013
	(dollars in thousands)
Overnight	$-	$-
1-29 days	1,694,284	644,332
30 to 59 days	1,085,418	606,945
60 to 89 days	1,684,618	-
90 to 119 days	63,545	129,049
Greater than or equal to 120 days	1,036,689	278,235
Total	$5,564,554	$1,658,561

The following table summarizes certain characteristics of our portfolio at June 30, 2014 and December 31, 2013.

	June 30, 2014	December 31, 2013

Interest earning assets at period-end (1)	$12,364,078	$6,555,525
Interest bearing liabilities at period-end	$6,956,371	$3,262,274
Leverage at period-end	2.6:1	1.0:1
Leverage at period-end (recourse)	2.4:1	0.5:1
Portfolio Composition, at amortized cost
Non-Agency RMBS	23.5%	49.8%
Senior	1.9%	1.5%
Senior, interest only	2.2%	5.1%
Subordinated	3.0%	6.0%
Subordinated, interest only	0.1%	0.3%
RMBS transferred to consolidated VIEs	16.3%	36.9%
Agency RMBS	70.1%	36.1%
Pass-through	69.7%	35.3%
Interest-only	0.4%	0.8%
Securitized loans	6.4%	14.1%
Fixed-rate percentage of portfolio	88.0%	76.3%
Adjustable-rate percentage of portfolio	12.0%	23.7%
(1) Excludes cash and cash equivalents.

The tables below present the adjustments to GAAP book value that we believe are necessary to adequately reflect our calculation of estimated economic book value as of June 30, 2014 and December 31, 2013.

	June 30, 2014
	(dollars in thousands, except per share data)

	GAAP Book Value	Adjustments	Estimated Economic Book Value
Assets:
Non-Agency RMBS, at fair value
Senior	$230,465	$289,799	$520,264
Senior interest-only	220,131	74,284	294,415
Subordinated	485,544	1,374,462	1,860,006
Subordinated interest-only	15,609	193	15,802
RMBS transferred to consolidated VIEs	2,682,308	(2,682,308)	-
Agency RMBS, at fair value
Pass-through	7,976,923	-	7,976,923
Interest-only	38,627	-	38,627
Securitized loans held for investment, net of allowance for loan losses	714,471	(714,471)	-
Other assets	201,839	-	201,839
Total assets	$12,565,917	$(1,658,041)	$10,907,876

Liabilities:
Repurchase agreements, RMBS	5,564,554	-	5,564,554
Securitized debt, collateralized by Non-Agency RMBS	787,162	(787,162)	-
Securitized debt, collateralized by loans held for investment	604,655	(604,655)	-
Other liabilities (1)	2,168,845	-	2,168,845
Total liabilities	9,125,216	(1,391,817)	7,733,399

Total stockholders' equity	3,440,701	(266,224)	3,174,477
Total liabilities and stockholders' equity	$12,565,917	$(1,658,041)	$10,907,876

Book Value Per Share	$3.35	$(0.26)	$3.09
(1) Primarily payable for investments purchased.

	December 31, 2013
	(dollars in thousands, except per share data)

	GAAP Book Value	Adjustments	Estimated Economic Book Value
Assets:
Non-Agency RMBS, at fair value
Senior	$89,687	$12,365	$102,052
Senior interest-only	229,065	116,951	346,016
Subordinated	457,569	1,593,924	2,051,493
Subordinated interest-only	16,571	280	16,851
RMBS transferred to consolidated VIEs	2,981,571	(2,981,571)	-
Agency RMBS, at fair value
Pass-through	1,954,796	-	1,954,796
Interest-only	42,782	-	42,782
Securitized loans held for investment, net of allowance for loan losses	783,484	(783,484)	-
Other assets	380,556	-	380,556
Total assets	$6,936,081	$(2,041,535)	$4,894,546

Liabilities:
Repurchase agreements, RMBS	1,658,561	-	1,658,561
Securitized debt, collateralized by Non-Agency RMBS	933,732	(933,732)	-
Securitized debt, collateralized by loans held for investment	669,981	(669,981)	-
Other liabilities	342,297	-	342,297
Total liabilities	3,604,571	(1,603,713)	2,000,858

Total stockholders' equity	3,331,510	(437,822)	2,893,688
Total liabilities and stockholders' equity	$6,936,081	$(2,041,535)	$4,894,546

Book Value Per Share	$3.24	$(0.42)	$2.82

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	June 30, 2014			June 30, 2013
	(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS	$3,351,225	$29,217	3.49%	$1,815,333	$17,307	3.81%
Non-Agency RMBS	829,490	19,835	9.56%	646,725	16,310	10.09%
Non-Agency RMBS transferred to consolidated VIEs	1,934,640	76,898	15.90%	2,322,905	85,492	14.72%
Securitized loans held for investment	740,122	8,364	4.52%	1,014,216	8,444	3.33%
Total	$6,855,477	$134,314	7.84%	$5,799,179	$127,553	8.80%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Agency Repurchase Agreements (2)	$2,883,892	$14,788	2.05%	$1,449,257	$7,020	1.94%
Non-Agency Repurchase Agreements	170,844	777	1.82%	-	-	-
Securitized debt, collateralized by Non-Agency RMBS	807,913	10,865	5.38%	1,185,025	18,182	6.14%
Securitized debt, collateralized by loans	620,923	6,311	4.07%	882,416	6,800	3.08%
Total	$4,483,572	$32,741	2.92%	$3,516,698	$32,002	3.64%

Net economic interest income/net interest rate spread		$101,573	4.92%		$95,551	5.16%

Net interest-earning assets/net interest margin	$2,371,905		5.93%	$2,282,481		6.59%

Ratio of interest-earning assets to interest bearing liabilities	1.53			1.65
(1) Interest-earning assets at amortized cost
(2) Interest includes cash paid on swaps

	For the Six Months Ended
	June 30, 2014			June 30, 2013
	(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS	$2,647,226	$45,257	3.42%	$1,783,753	$30,792	3.45%
Non-Agency RMBS	795,323	39,247	9.87%	639,539	31,878	9.97%
Non-Agency RMBS transferred to consolidated VIEs	1,981,636	154,309	15.57%	2,360,953	174,331	14.77%
Securitized loans held for investment	757,597	16,164	4.27%	1,113,396	16,333	2.93%
Total	$6,181,782	$254,977	8.25%	$5,897,641	$253,334	8.59%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Agency Repurchase Agreements (2)	$2,273,024	$22,164	1.95%	$1,475,514	$14,383	1.95%
Non-Agency Repurchase Agreements	86,371	777	1.80%	-	-	-
Securitized debt, collateralized by Non-Agency RMBS	849,852	26,019	6.12%	1,235,437	37,252	6.03%
Securitized debt, collateralized by loans	637,275	11,856	3.72%	978,180	14,726	3.01%
Total	$3,846,522	$60,816	3.16%	$3,689,131	$66,361	3.60%

Net economic interest income/net interest rate spread		$194,161	5.09%		$186,973	4.99%

Net interest-earning assets/net interest margin	$2,335,260		6.28%	$2,208,511		6.34%

Ratio of interest-earning assets to interest bearing liabilities	1.61			1.60
(1) Interest-earning assets at amortized cost
(2) Interest includes cash paid on swaps

CONTACT:
Chimera Investment Corporation
Investor Relations
866-315-9930
www.chimerareit.com